EXECUTION COPY


                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of February 19, 1998 by and among SYBRA, INC. a Michigan corporation ("Buyer") and WOLVERINE FOOD SYSTEMS, INC., a Michigan corporation, with respect to the goodwill, business, assets and properties (other than real property) of the Restaurants (as defined below) (the "Seller") and WOLVERINE PROPERTIES, G.P., a Michigan co-partnership, with respect to the real property and capital improvements thereto of the Restaurants (the "Real Property Seller", and together with the Seller, the "Sellers").

                                   WITNESSETH:

        WHEREAS, the Sellers currently own those certain Arby's restaurants specified as units 5232, 5461, 5743 and 6130 (collectively, the "Restaurants"); and

        WHEREAS, Buyer desires to purchase from the Sellers, and the Sellers desire to sell to Buyer substantially all of the Sellers' respective interests in the assets owned and used by the Sellers in connection with the ownership and operation of the Restaurants, and the parties hereto desire to enter into certain other agreements, all upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and mutual representations, warranties, covenants and agreements hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

        1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 1.10 hereof (the "Closing"), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of Seller's rights, title and interest in and to the assets (of every type and description, other than real property and capital improvements thereto, whether tangible or intangible) and properties, goodwill and business which are owned or leased and used by the Seller in the operation of the Restaurants (collectively, the "Assets"), excluding, however, all of the Excluded Assets (defined below). The Assets shall consist of, among other things, the following:

               (a) All of the machinery, furniture, fixtures, equipment, signs, cash registers, uniforms and other personal property (collectively, the "FF&E") owned and used by the Seller in the operation of the Restaurants and located on the premises thereof;

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               (b) All inventories of food, beverages, paper supplies and other consumables (collectively, the "Inventory") located on the premises thereof;

               (c) All of Seller's rights, title and interest in and to the franchise agreements with Arby's, Inc. ("Arby's License Agreements") pertaining to the Restaurants which are set forth on Schedule 1.1 (c) attached hereto and all rights for the use of the trademarks, tradenames, and service marks arising from such agreements (subject to Arby's, Inc.'s ownership of all identifying marks and logos);

               (d) All of the Sellers' respective rights, title and interest in and to all of the contracts, agreements, real property leases, personal property leases, commitments and undertakings (the "Contracts") as identified in Schedule 1.1(d);

               (e) All records, technical information, price lists, marketing information, sales information and employee records which are or have been maintained by the Seller in connection with the operation of the Restaurants; and

               (f) To the extent assignable, all of Seller's right, title and interest in and to all permits, licenses, authorizations and approvals relating to the operation of the Restaurants.

        1.2 Excluded Assets. There shall be excluded from the Assets being sold and transferred hereunder the following (the "Excluded Assets"):

               (a) Seller's cash on hand and bank deposits at the time of Closing;

               (b) All accounts receivable, refundable income taxes, prepaid interest, loans and exchanges and loans receivable; and

               (c) All assets, leases and other contracts and agreements owned or utilized by the Sellers with respect to premises other than the Restaurants.

        1.3 Assumption of Liabilities. Except as expressly provided in this
Section 1.3, Buyer shall not assume or be responsible for any liabilities, obligations or debts of any of the Sellers under or by reason of this Agreement. Subject to the terms and conditions set forth in this Agreement, Buyer shall assume, become fully and solely responsible for and shall timely pay, perform and discharge in full all of the following liabilities, obligations and debts of the Seller (collectively, the "Assumed Liabilities"):

               (a) All of the Seller's liabilities, obligations and debts under the Contracts which come due or relate to time periods from and after the Closing Date in accordance with the respective terms thereof;

               (b) All of the Seller's liabilities, obligations and debts in respect of unpaid rent, charges or other payments for which a Purchase Price adjustment is made pursuant to Section 1.6 hereof, together with all rent and lease obligations relating to the Restaurants and the Assets occurring from and after the Closing Date;

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               (c) Any utility and telephone bills and other similar
liabilities, obligations and debts arising in the ordinary course from the operations of the Restaurants which relate to time periods from and after the Closing Date; and

               (d) Any other liabilities, expenses or obligations relating to, based on or arising out of the operations of the Restaurants by Buyer from and after the Closing Date (it being understood that the Seller shall remain fully and solely responsible for, shall indemnify and hold Buyer harmless with respect to, and shall timely pay, perform and discharge in full any and all liabilities, expenses or obligations relating to, based upon or arising out of the operations of the Restaurants on or prior to the Closing Date).

        1.4 Purchase Price. Subject only to the adjustments specified in this Agreement and upon and subject to all other terms and conditions set forth in this Agreement, in consideration of the sale, assignment, transfer, conveyance and delivery of the Assets by Seller pursuant to this Agreement, Buyer shall pay to the Seller the sum of Two Million Eight Hundred Thousand Dollars ($2,800,000), subject to reallocation pursuant to Section 1.7 hereof, plus an amount equal to the value (at Seller's cost) of the Inventory (collectively, the "Purchase Price") payable pursuant to the terms of Section 1.5 below.

        1.5 Payment of Purchase Price. At the Closing, Buyer shall deliver or cause to be delivered to the Sellers the Purchase Price by wire transfer of immediately available funds to such bank account or bank accounts as shall be designated by Sellers in writing prior to the Closing Date.

        1.6 Purchase Price Adjustments. The Purchase Price shall be increased or decreased, as the case may be, by the amount of rent, taxes, assessments and other expenses prepaid or unpaid by the Sellers as of the Closing Date.

        1.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets upon mutual agreement of the parties hereto. The foregoing allocation shall be made in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Each party hereby agrees that it will not make any return, filing, report or other submission or take any position with or before any federal, state or local tax agency or other authority which would conflict or be inconsistent with the allocation provided in this Section 1.7.

        1.8 Taxes. All sales and use taxes arising out of the purchase and sale of the Assets shall be paid at the Closing and shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand.

        1.9 License Transfer Fees. All license transfer and service or training fees due and owing to Arby's, Inc. arising out of the purchase and sale of the Assets shall be paid at the Closing by, and be the exclusive obligation of, Buyer.

        1.10 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of First Metropolitan Title Company located at 131 North First Street, Brighton, Michigan on or before April 24, 1998, following the satisfaction of



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all of the conditions to Closing set forth herein, or on such other date and at such other time or place as the parties may agree. The date of the Closing is sometimes referred to herein as the "Closing Date".

        1.11 Deliveries by Sellers. At the Closing, the Sellers shall deliver or cause to be delivered to Buyer (unless previously delivered) the following:

               (a) this duly executed Agreement;

               (b) a duly executed Bill of Sale substantially in the form of Exhibit A attached hereto;

               (c) a duly executed Assignment and Assumption Agreement substantially in the form of Exhibit B attached hereto (the "Assignment and Assumption Agreement");

               (d) a duly executed Lease Assignment and Assumption Agreement substantially in the form of Exhibit C attached hereto (the "Lease Assignment and Assumption Agreement");

               (e) an opinion of counsel to the Sellers substantially in the form of Exhibit D attached hereto;

               (f) the books and records of Sellers with respect to the Restaurants as provided in Section 2.2 hereof;

               (g) copies of all necessary consents, approvals, authorizations and waivers of all third parties referred to in Section 5.4 hereof;

               (h) copies of resolutions of Sellers' Board of Directors or general partners, as the case may be, authorizing this Agreement and the other agreements, documents and instruments to be executed and delivered by Sellers pursuant hereto and the transactions contemplated hereby and thereby; and

               (i) all other previously undelivered documents, instruments and writings required to be delivered by Sellers on or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

        1.12 Deliveries by Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to Sellers (unless previously delivered) the following:

               (a) the funds referred to in Section 1.4 hereof;

               (b) this duly executed Agreement;

               (c) a duly executed Bill of Sale substantially in the form of Exhibit A attached hereto;

               (d) a duly executed Assignment and Assumption Agreement substantially in the form of Exhibit B attached hereto;

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               (e) a duly executed Lease Assignment and Assumption Agreement substantially in the form of Exhibit C attached hereto;

               (f) copies of resolutions of Buyer's Board of Directors authorizing this Agreement and the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto and the transactions contemplated hereby and thereby; and

               (g) all other previously undelivered documents, instruments and writings required to be delivered by Buyer on or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

        1.13 Transfer of Employees. Each of the Sellers shall, effective as of the Closing Date, terminate the employment of all of the employees who are then employed by each of the Sellers at the premises of the Restaurants to be transferred as of the Closing Date (collectively, the "Employees"). Buyer, at its discretion, may hire any or all of the terminated Employees on or after the Closing Date.

        1.14 Accrued Vacation Pay. Each of the Sellers shall pay in full the amount of vacation pay owed to each of their respective Employees no later than the Closing Date.

                                    ARTICLE 2
                                 RELATED MATTERS

        2.1 Real Property Contract of Sale. Concurrently herewith, Buyer and the Real Property Seller shall enter into a contract of sale (the "Real Property Contract of Sale"), which shall be substantially in the form of Exhibit E attached hereto, pursuant to which Buyer shall purchase from the Real Property Seller fee title to the real property underlying Unit 5232 and Unit 6130 (the "Fee Units") for an aggregate purchase price of Two Million Dollars ($2,000,000) in cash, subject to reallocation pursuant to Section 1.7 hereof.

        2.2 Books and Records of Sellers. Each Seller agrees to deliver to Buyer on or as soon as practicable after the Closing Date, as requested by Buyer, all books and records of such Seller (including, but not limited to, correspondence, memoranda, books of account, personnel and payroll records and the like) relating to the ownership and/or operation of any of the Restaurants. All books and records of each Seller which are not delivered to Buyer hereunder shall be preserved by such Seller for a period of seven (7) years following the Closing and made available to Buyer and its authorized representatives upon reasonable notice during normal business hours for purposes of review and/or for purposes of making copies or extracts therefrom (at Buyer's expense) if so desired by Buyer. Buyer shall preserve all books and records of each Seller delivered to Buyer hereunder for a period of seven (7) years following the Closing, and shall make available to each Seller and its respective authorized representatives during such period the respective books and records previously delivered by each Seller to Buyer for purposes of review and/or for purposes of making copies or extracts therefrom if so desired by such Seller.

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        2.3 Confidentiality; Non-Competition.

               (a) The Sellers acknowledge that Buyer would be irreparably damaged if confidential information about Sellers' businesses with respect to the Restaurants were disclosed to or utilized on behalf of any person, firm, corporation or other business organization which is in competition in any respect with the operation of the Restaurants. The Sellers each covenant and agree that they will not at any time, and will use their respective best efforts to cause their respective agents, affiliates and associates (as the terms "affiliate" and "associate" are defined by the Rules and Regulations promulgated under the Securities Act of 1933, as amended) not to at any time, without the prior written consent of Buyer, disclose or use any such confidential information, except to employees and authorized representatives of Buyer.

               (b) In furtherance of this Section 2.3 and to secure the interests of Buyer hereunder, each Seller agrees that for a period of five (5) years following the Closing Date (the "Non-Competition Period"), it will not, directly or indirectly (whether as sole proprietor, partner or venturer, stockholder, director, officer, employee or consultant or in any other capacity or employee acting as nominee or agent):

                      (i) conduct or engage in or be interested in or associated with any person, firm, association, partnership, corporation or other entity which conducts or engages, directly or indirectly, in the ownership or operation of any Arby's restaurant (the "Business") which would generate competition with any of the Restaurants or any other restaurants owned by Buyer or any of its affiliates on the Closing Date;

                      (ii) take any action, directly or indirectly, to finance, guarantee or provide any other material assistance to any person, firm, association, partnership, corporation or other entity which conducts or engages, directly or indirectly, in the Business and which would generate competition with any of the Restaurants or any other restaurants owned by Buyer or any of its affiliates on the Closing Date

                      (iii) influence or attempt to influence any person, firm, association, partnership, corporation or other entity who is a contracting party with Buyer at any time during the Non-Competition Period to terminate any written or oral agreement with Buyer;

                      (iv) hire or attempt to hire for employment any person who is employed by Buyer or attempt to influence any such person to terminate employment with Buyer; or

                      (v) call on, solicit or take away as a supplier or customer or attempt to call on, solicit or take away as a supplier or customer any person, firm, association, partnership, corporation or other entity that is a supplier or customer of Buyer on the Closing Date.

               (c) It is agreed and understood by and among the parties to this Agreement that the restrictive covenants set forth above are each individually essential elements of this Agreement and that, but for the agreement of Sellers to comply with such covenants, Buyer would not have agreed to enter into this Agreement. Further, each Seller expressly

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acknowledges that the restrictions contained in paragraph (b) of this Section
2.3 are reasonable and necessary to accomplish the mutual objectives of the parties and to protect Buyer's legitimate interests in its business and business relationships. Each Seller further acknowledges that enforcement of the restrictions contained herein will not deprive it, or any of its agents, servants or employees, or any of them, of the ability to earn reasonable livings and that any violation of the restrictions contained in this Agreement will cause irreparable injury to Buyer. Such covenants of Sellers shall be construed as agreements independent of any other provision of this Agreement and of each other.

               (d) The parties hereto agree that damages at law, including, but not limited to, monetary damages, will be an insufficient remedy to Buyer in the event that the restrictive covenants of paragraph (b) of this Section 2.3 are violated and that, in addition to any remedies or rights that may be available to Buyer, all of which other remedies or rights shall be deemed to be cumulative, retained by Buyer and not waived by the enforcement of any remedy available hereunder, including, but not limited to, the right to sue for monetary damages, Buyer shall also be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief, including, but not limited to, a temporary, preliminary or permanent injunction, to enforce the provisions of this Section 2.3 as well as an equitable accounting of all profits or benefits arising out of any such violation, all of which shall constitute rights and remedies to which Buyer may be entitled.

               (e) If any court determines that the covenant not to compete contained in this Section 2.3, or any part hereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

               (f) Prior to the closing of the transactions contemplated hereunder, the Buyer and the Sellers shall keep confidential, and shall use their best efforts to cause their directors, officers, affiliates, advisors and employees to keep confidential, the existence of this Agreement, the transactions described herein and all information concerning the Sellers' respective assets, properties and business, except that this paragraph shall not apply to any information which (i) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, (ii) subsequently becomes known to the general public through no fault or omission on the part of the parties or (iii) is required to be disclosed by law or a governmental agency.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        As a material inducement to Buyer to enter into this Agreement and to perform its obligations hereunder, each of the Sellers hereby represents and warrants to Buyer with respect to themselves and the Assets which they purport to own as follows:

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        3.1 Organization of the Sellers. Wolverine Properties, G.P. is a
co-partnership duly organized, validly existing and in good standing under the laws of the State of Michigan. Wolverine Food Systems, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Each of the Sellers has all necessary power and authority to own or lease, operate and sell its properties and to carry on its business as it is now being conducted.

        3.2 Authorization and Approvals. Each of the Sellers has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by all necessary action on the part of each of the Sellers. This Agreement constitutes the legal, valid and binding obligation of each of the Sellers, enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. No approvals or consents by any third party, other then Arby's, Inc. and certain lessors, or any governmental or administrative body or agency or any court is required in connection with the Sellers' execution and delivery of this Agreement or the performance of their respective obligations hereunder.

        3.3 No Violation. Neither the Sellers' execution and delivery of this Agreement or the other agreements, documents and instruments to be executed and delivered by Sellers in connection herewith nor the performance of their respective obligations hereunder will (a) result in a default under any of the terms, conditions or provisions of any of the Contracts or any of the Sellers' respective organizational documents or (b) violate any existing order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to either of the Sellers or the Assets.

        3.4 Title to Properties. Each of the Sellers has good, valid and marketable title to all of the Assets. On the Closing Date, the Assets owned by each of the Sellers are free and clear of any title defects or objections, liens, mechanic's liens, claims, charges, security interests or other encumbrances of any kind or nature whatsoever, except for (a) minor imperfections of title, none of which materially detract from the value or impair the use of the Assets, (b) liens for current real or property taxes not yet due and payable, and (c) the liens and encumbrances approved in writing by Buyer.

        3.5 Financial Statements. Sellers have delivered to Buyer financial statements of the Restaurants as prepared by Sellers' respective accountants. The financial statements have been prepared in accordance with generally accepted accounting principles, practices and procedures consistently applied through the periods reported upon. Since the date of such financial statements, there has not been any material adverse change in the financial condition or results of operations of any of the Restaurants from those reflected in the latest financial statements, or any damage, destruction or loss to any assets of the Restaurants, whether covered by insurance or not, having a material adverse effect on the assets or businesses of the Restaurants or any other event or condition of any character relating to and materially affecting the assets or businesses of the Restaurants.

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        3.6 Condition of FF&E. Except as set forth on Schedule 3.6 hereto, the
FF&E are, and as of the Closing Date will be, in good working condition and repair, normal wear and tear excepted, and, to the Seller's knowledge, none of the FF&E are in need of repairs, except for ordinary, routine maintenance and repairs which are not in the aggregate material in cost.

        3.7 Inventory. The Inventory is of a quality usable and saleable in the ordinary course of business of the Seller in the operations of the Restaurants, and there are no obsolete item or items of below standard quality under the standards set forth in the Arby's License Agreements. At Closing, the inventory levels at each Restaurant shall be sufficient for the ordinary course of operation of such Restaurant, consistent with past practices.

        3.8 Contracts. Each of the Sellers has delivered to Buyer complete, current and correct copies of the Contracts, and no changes have been made thereto since the date of delivery. Each of the Contracts is in full force and effect and is valid, binding and enforceable in accordance with its terms with respect to the parties thereto. There are no existing defaults by any of the Sellers thereunder.

        3.9 Compliance with Laws. The operation by the Seller of the Restaurants has been conducted in all material respects in compliance with all applicable laws, statutes ordinances, rules, regulations, orders, decrees or ruling of all governmental authorities or agencies having jurisdiction over the Seller. All licenses, permits and authorizations issued or granted by a federal, state or local governmental authority or agency which are necessary for the conduct of the business at each Restaurant are validly held by the Seller.

        3.10 Labor Issues. No strike, picketing or similar action is pending or threatened against Sellers by their employees or any labor union. In addition, Seller is not engaged in any unfair labor practices in connection with the operation of the Restaurants.

        3.11 Litigation. There is no pending or threatened suit, action, arbitration, proceeding, investigation or inquiry before any court or governmental or administrative body or agency. The Sellers are not in violation of or in default under or subject to any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency.

        3.12 Leases. Each of the Restaurants' real property leases (collectively, the "Leases" and each a "Lease") and all amendments. modifications and/or extensions thereto or thereof are listed on Schedule 3.12 hereto. Schedule 3.12 hereto also lists, with respect to each Lease, the name of the tenant(s) and landlord(s). With respect to the Leases, (i) the Leases are in full force and effect, are unmodified (other than listed on Schedule 3.12 hereto), and are binding and enforceable in accordance with their terms; (ii) all rental and other charges payable pursuant to the terms and conditions of the Leases have been paid as of the Closing Date; (iii) the Sellers have not defaulted on any agreement, covenant or condition on the part of or to be performed by or observed by Sellers pursuant to the terms of the Leases, and no condition exists which, with the serving of notice, passage of time, or both, will constitute such a default; (iv) there are no actions or proceedings pending or threatened by any lessor under any of the Leases; (v) no lessor holds any deposits for any Seller's account on any Lease; (vi) there are no defaults by any of the respective lessors of any agreement, covenant or condition on the part of or to be performed by or

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observed by such lessors pursuant to the terms of the Leases; (vii) all reciprocal servitude or similar agreements benefiting any or by which any real property leased by any Seller ("Leased Property") is bound are in full force and effect and there is no default by any party thereunder of its obligations; and
(viii) each Lease is a direct lease with the fee owner of the real property. The current expiration dates and remaining options to extend the Leases are as set forth on Schedule 3.12 hereto, as are the minimum monthly rent and additional rent under the Leases.

        3.13 Zoning and Land Use Matters. (a) All required licenses, permits, certificates and approvals, including building and use permits, were obtained and remain valid for the construction, use and occupancy and operation of the Leased Property and the Restaurants located thereon; (b) the Leased Property and all improvements located thereon are zoned or have a variance or conditional use permit for the intended use by the zoning jurisdictions in which it is located; and (c) the Leased Property is in full compliance with all conditions and requirements of any building permit, use permits, conditional use permits or zoning classifications, subdivision approvals, zoning restrictions, building codes, environmental zoning and land-use laws, and other applicable local, state and federal laws and regulations and comply with the requirements of all conditions, covenants and restrictions applicable to the Leased Property.

        3.14 Normal Use. None of the Sellers knows of any facts nor have any of the Sellers failed to disclose any fact which would prevent any of the Leased Property from being used and operated after the Closing as Arby's Restaurants in accordance in all material respects with the operational terms of the Arby's License Agreements.

        3.15 Condemnation. None of the Sellers has received any written notice of any pending or threatened exercise of eminent domain, condemnation, environmental, zoning, other land-use regulations proceedings or any other similar action with respect to any of the Leased Property, and none of the Sellers has received any written notice of any federal, state, county, municipal or other governmental plans to restrict or change access from any highway or road bounding any of the Leased Property.

        3.16 Copies. All Leases, nondisturbance agreements, landlord estoppel certificates, certificates of occupancy, sale/leaseback agreements, leasehold mortgages and other leases in which one or more of the Sellers is a lessor or sublessor and which have been delivered or made available to Buyer pursuant to this Agreement or otherwise in connection with the execution hereof or in connection with Buyer's due diligence review, are true, complete and correct copies of the originals of the same documents in the Sellers' possession, and the same have not been modified or amended, except pursuant to documents, copies of which have been delivered to Buyer.

        3.17 Parking, Easements and Related Agreements. Except as set forth in the Leases, there are no written or oral parking leases, easements, agreements, grants, licenses, options or any other agreement pursuant to which either Seller is granted, for use in connection with the Restaurants, parking privileges or rights, current or perspective, and/or rights of access of any kind or nature in and to the Leased Property.

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        3.18 Water, Sewer, Gas, Etc. All water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by applicable law or necessary for the normal use and operation of the Leased Property and the Restaurants located thereon or by Arby's, Inc.'s standards are available and are adequate to service the Leased Property and the Restaurants located thereon.

        3.19 Violations. All notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by the Department of Housing and Building, Fire, Labor, Health or other state or municipal department having jurisdiction over the Leased Property, against or affecting the Leased Property on and prior to the Closing Date, shall be complied with by the Sellers, and the Leased Property shall be free of the same.

        3.20 Environmental Protection.

               (a) For purposes of this Section 3.20, the following definitions shall apply:

                      (i) "Environmental Laws" shall mean all federal, state, local and foreign laws imposing liability or establishing standards of conduct for the protection of the environment and human health;

                      (ii) "Environmental Claim" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority having jurisdiction or any third party, involving violations of Environmental Laws or Releases of Hazardous Materials;

                      (iii)"Environmental Liabilities" shall mean any monetary obligations, losses, damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any governmental authority or any third party which relate to any violations of Environmental Laws or Release of Hazardous Materials generated by any of the Restaurants;

                      (iv) "Hazardous Materials" shall mean (A) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical. Hazardous waste, medical waste, biohazardous waste or infectious waste, special waste, or solid waste under Environmental Laws; (B) petroleum and its refined products; (C) polychlorinated biphenyls; (D) any substance exhibiting a hazardous waste characteristic (as defined under Environmental Laws), including, but not limited to, corrosivity, ignitability, . toxicity or reactivity as well as any radioactive or explosive materials; and
(E) asbestos-containing materials;

                      (v) "Release" shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials

(including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

               (b) To the knowledge of the Sellers, Sellers have obtained all permits, licenses or authorizations required by Environmental Laws, except where the failure to obtain any such permit, license or authorization would not have a material adverse effect upon the Assets or the operations of any of the Restaurants (a "Material Adverse Effect"), and all such permits. licenses or authorizations are in full force and effect, except for such permits, licenses and authorizations which, if not in full force and effect, would not constitute a Material Adverse Effect.

               (c) To the knowledge of the Sellers, the operations of the Restaurants are in full compliance with all Environmental Laws, except where such noncompliance would not have a Material Adverse Effect.

               (d) To the knowledge of the Sellers, there has been no Release at any of the Leased Properties or at any disposal or treatment facility which has received Hazardous Materials generated by any of the Restaurants which will result in Environmental Liabilities that have a Material Adverse Effect.

               (e) To the knowledge of the Sellers, there are no outstanding Environmental Claims that have a Material Adverse Effect.

        3.21 License Agreements. The Sellers have previously delivered or made available to Buyer true, complete and correct copies of all Arby's License Agreements and other agreements between Arby's, Inc. and any of the Sellers. Set forth on Schedule 3.21 hereto is a list of all of the Arby's License Agreements, including the license agreement number, location and date of termination of each Arby's License Agreement. The Sellers have received no notice of a violation with respect to any of the Arby's License Agreements and do not know of any event which would give rise to a violation or default under any of the Arby's License Agreements. All renewal notices, to the extent required by the Arby's License Agreements, have been delivered by the Sellers to Arby's, Inc. on a timely basis.

        3.22 Contracts for Improvements. At the time of Closing, there will be no outstanding contracts made by any of the Sellers for any improvements to any of the Restaurants which have not been fully paid for, and the Sellers shall cause to be discharged all mechanic's liens or materialman's liens, if any, arising from any labor or materials furnished to the Restaurants prior to the time of Closing.

        3.23 Improvements and Structural Defects. The structural portions of the Restaurants and the plumbing, heating, air conditioning, electrical, mechanical, life safety and other systems therein are in sufficient operating condition and repair to allow them to operate as "turn-key" Arby's restaurants.

        3.24 Brokers and Finders. Neither the Sellers nor any of their directors, officers. employees or other representatives, as the case may be, has engaged or employed any broker, finder or agent or has incurred any liability or obligation to pay any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

        3.25 Accuracy of Representations and Warranties. Subject to the qualifications stated herein, to Sellers' actual knowledge, no representation or warranty made by any of the Sellers in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        As a material inducement to the Sellers to enter into this Agreement and to perform their obligations hereunder, Buyer hereby represents and warrants to the Sellers as follows:

        4.1 Authorization and Approvals. Buyer has all necessary power and authority to deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the legal. valid and binding obligation of Buyer enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors rights and remedies generally. No approvals or consents by any third party or any governmental or administrative body or agency or any court is required in connection with Buyer's execution and delivery of this Agreement or Buyer's performance of its obligations hereunder.

        4.2 No Violation. Neither the execution and delivery of this Agreement or the other agreements, documents and instruments to be executed and delivered by Sellers in connection herewith nor the performance of the obligations hereunder will (a) result in a default under any of the terms, conditions or provisions of any contract, agreement, instrument, commitment or undertaking to which Buyer is a party or is subject or any of the organizational documents of Buyer or (b) violate any existing order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to Buyer.

        4.3 Brokers and Finders. Neither Buyer nor any of its employees or representatives has engaged or employed any broker, finder or agent or has incurred any liability or obligation to pay any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

        4.4 Accuracy of Representations and Warranties. Subject to the qualifications stated herein, to Buyer's actual knowledge, no representation or warranty made by Buyer in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5
                       COVENANTS OF THE SELLERS AND BUYER

        Pending the consummation of the transactions contemplated hereunder, the Sellers and Buyer covenant and agree as follows:

        5.1 Conduct of Business. From the date hereof until the Closing Date or the termination of this Agreement pursuant to Article 9 hereof, Seller shall conduct the operations of the Restaurants in the ordinary course of business consistent with prior practices and pursuant to the terms and provisions of the Arby's License Agreements, except as may be consented to in writing by Buyer. Seller shall maintain the FF&E in good working condition and repair, normal wear and tear excepted. Seller shall continue to meet the contractual obligations incurred by it in the ordinary course of business and to pay all of each of its obligations as they mature in the ordinary course of the operations of the Restaurants. Each of the Sellers shall also use its good faith best efforts to keep available the services of the Employees, to maintain the Contracts in full force and effect and to preserve its good relations with its suppliers, customers and others with whom it has business dealings.

        5.2 Access to Buyer. Prior to the Closing Date and upon the written request of Buyer, each of the Sellers shall give Buyer and its counsel, accountants and other representatives reasonable access, during normal business hours, to the Restaurant premises, employees, customer books, contracts, records and all other information pertaining to the real property, the Assets and the operations of the Restaurants as Buyer may reasonably request.

        5.3 Compliance with Laws; Preservation of Accuracy of Representations and Warranties, Etc. Each of the Sellers shall duly comply with all of the laws applicable to it, and each of the Sellers shall conduct the operations of the Restaurants and use the Assets and the real property, as the case may be, in such manner that on the Closing Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date.

        5.4 Consents and Approvals. Each of the Sellers and Buyer shall use their respective best efforts to acquire all necessary consents, approvals, authorizations and waivers of all third parties (including, without limitation, the consent of Arby's, Inc. to the sale of the Restaurants as set forth herein from Sellers to Buyer and the lessors under the various leases) or governmental agencies or authorities required to be obtained by them in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder.

        5.5 Closing Inventory. On or prior to the Closing Date, representatives of the Seller and Buyer shall jointly conduct an inventory of all the Inventory on hand at each of the Restaurants, together with all Inventory on order as of the Closing Date. The results of this inventory shall be reasonably satisfactory to the parties and shall be attached hereto as Schedule 5.5 as soon as practicable after the Closing Date. As of the Closing Date, the Sellers shall cause all of the Inventory at the Restaurants to remain at the Restaurants for operational purposes.

        5.6 Bulk Sales Law. Based on the right of indemnification set forth in
Section 8.2 hereof, Buyer hereby waives compliance by Sellers with the applicable bulk transfer laws, including, without limitation, the bulk transfer provisions of the Uniform Commercial Code of the State of Michigan, with respect to the transactions contemplated hereby.

        5.7 Estoppel Certificates. Within two (2) business days following the date hereof, the Sellers shall send out for execution estoppel certificates in the form of Exhibit F attached hereto (the "Estoppel Certificates") to each of their respective lessors. Each of the Sellers agrees to use its best efforts to obtain the maximum number of executed Estoppel Certificates prior to the Closing Date. Each Seller agrees to promptly deliver to Buyer copies of executed Estoppel Certificates as they are received by Sellers prior to the Closing Date.

        5.8 Non-Disturbance Agreements. The Seller shall use its best efforts to obtain from any holder of a superior mortgage on any of the Leased Property, for the benefit of Buyer, an agreement (the "Non-Disturbance Agreements") which shall provide in substance that so long as the Lease is in effect and Buyer is not in breach or default beyond applicable grace periods thereunder: (i) Buyer shall not be joined as a party defendant in any foreclosure action or proceeding which may be instituted or taken by the holder of such superior mortgage and
(ii) Buyer shall not be evicted from the Leased Property nor shall Buyer's leasehold estate under the Lease be terminated or disturbed, nor shall any of Buyer's rights under the Lease be affected by reason of any default under such superior mortgage, any disaffirmance of such superior mortgage or other termination of such superior mortgage.

        5.9 Other Transactions. Until the termination of this Agreement or the consummation of the transactions contemplated hereby, the Sellers shall not, and each of the Sellers shall cause its respective directors, officers, employees, agents, affiliates and advisors not to, directly or indirectly, solicit or initiate the submission of proposals of offers from, or solicit, encourage, entertain or enter into any agreement, arrangement or understanding with, or engage in any discussions with, or furnish any information to, any person or entity, other than Buyer or a representative thereof, with respect to the acquisition of all or any part of any of the Sellers or any of their respective Restaurants. Should any Seller or any of their respective affiliates or representatives, during such period, receive any offer or inquiry relating to such a transaction, or obtain information that such an offer is likely to be made, such Seller shall provide Buyer with immediate notice thereof, which notice shall include the identity of the prospective offeror and the price and terms of any offer.

        5.10 Supplemental Disclosure. Each of the Sellers agrees that, with respect to the representations and warranties made by it in this Agreement, from the date hereof until the Closing Date, it shall have the continuing obligation to promptly supplement or amend the schedules to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in the schedules to this Agreement, and Buyer shall notify Sellers within a reasonable time after discovering any information inconsistent with the representations and warranties of Sellers made herein; provided, however, that for purposes of the rights and obligations of the parties hereunder, any such supplemental or amended schedules and any matters discovered by Buyer in the course of its due diligence review shall not be deemed to cure any breach of any representation or warranty made in this Agreement or to have been disclosed as of the date of this Agreement, except to the extent that one or more of the executive officers of Buyer has actual knowledge of information inconsistent with the representations and warranties of Sellers made herein, Buyer fails to notify Sellers of such information and Buyer consummates the transactions contemplated hereby.

        5.11 Other Action. Each of the parties hereto shall use its reasonable best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the purchase and sale of the Restaurants and the Assets pursuant to this Agreement.

                                    ARTICLE 6
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

        The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Buyer) on or prior to Closing Date of the following conditions:

        6.1 Representations and Warranties. The representations and warranties made by each of the Sellers herein shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of the Closing Date.

        6.2 Covenants and Agreements. All of the covenants and agreements herein to be complied with and performed by each of the Sellers on or prior to the Closing Date will have been complied with and performed in all material respects.

        6.3 Consents. Each of the Sellers shall have obtained the consent of Arby's, Inc. to convey, transfer or assign the Arby's License Agreements to Buyer, and each of the Sellers shall have obtained all other necessary consents, approvals, authorizations and waivers of all third parties (including, without limitation, the consents, to the extent required, of the lessors under the various Leases) or governmental agencies or authorities required to be obtained by it in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder. Any item required by this paragraph may be waived in writing by the Buyer.

        6.4 Litigation and Claims. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority will have been instituted or threatened, and no inquiry will have been received that in the reasonable opinion of Buyer is likely to lead to any action, suit, proceeding or investigation to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement.

        6.5 Absence of Changes. There shall not have occurred prior to the Closing Date (a) any material adverse change in the Assets or the financial condition or results of operations of any of the Restaurants or (b) the legal inability of either of the Sellers to convey, assign and transfer the Assets to Buyer.

        6.6 Financing. Buyer shall have obtained firm commitments for a minimum of $4,100,000 of financing to enable it to pay the Purchase Price to the Sellers; provided, however, that this condition to Closing shall expire on March 16, 1998.

        6.7 Estoppel Certificates. The Sellers shall have obtained and delivered to Buyer executed copies of the Estoppel Certificates referred to in Section 5.7 hereof from each of their respective lessors.

        6.8 Non-Disturbance Agreements. The Sellers shall have obtained and delivered to Buyer executed copies of the Non-Disturbance Agreements referred to in Section 5.8 hereof from each holder of a superior mortgage on any of the Lease Property.

        6.9 Real Property Contracts of Sale. All conditions to the closing of the Real Property Contract of Sale referred to in Section 2.1 hereof shall have been satisfied or waived.

                                    ARTICLE 7
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

        The obligation of each of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by each of the Sellers) on or prior to the Closing Date of the following conditions:

        7.1 Representations and Warranties. The representations and warranties of Buyer herein shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of the Closing Date.

        7.2 Covenants and Agreements. All of the covenants and agreements herein to be complied with and performed by Buyer on or prior to the Closing Date will have been complied with and performed in all material respects.

        7.3 Consents. Each of the Sellers shall have obtained the consent from Arby's, Inc. to convey, transfer or assign the Arby's License Agreements to Buyer.

        7.4 Litigation. No action, suit. proceeding, or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, and no inquiry will have been received that in the reasonable opinion of the Sellers is likely to lead to an action, suit, proceeding or investigation to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement.


                                    ARTICLE 8
                                 INDEMNIFICATION

        8.1 Survival of Representations. All representations and warranties made by any party in this Agreement or pursuant hereto and any investigation at any time made by or on behalf of any party shall survive for a period of two (2) years after the Closing Date; provided, however, that those representations made pursuant to Sections 3.4 and
3.20 hereof shall survive for the applicable statute of limitations period and any extensions thereof.

        8.2 Agreement of Sellers to Indemnify. Each of the Sellers, jointly and severally, shall indemnify and defend Buyer and its officers, directors, employees, representatives, agents, shareholders, partners and affiliates (and their respective officers, directors, employees. representatives, agents, shareholders, partners and affiliates) and hold each of them harmless from and against any loss, claim, liability, cost, damage or expense (including, but not limited to, all expenses reasonably incurred in investigating, preparing and defending any litigation or proceeding, commenced or threatened, or any claim or action whatsoever) (collectively, "Losses") suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Sellers contained in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant hereto,
(ii) any breach of any covenant or agreement of Sellers contained in this Agreement, (iii) any liabilities, obligations, contracts (written or otherwise), debts, expenses or costs of Sellers of any kind or nature other than the Assumed Liabilities, (iv) any federal, state, local, foreign or other taxes of Sellers or with respect to any of the Assets that are due and payable whether on or before the Closing Date or with respect to any period or portion thereof ending on or before the Closing Date or (v) any failure by Sellers to comply with applicable bulk transfer laws, including, without limitation, the bulk transfer provisions of the Uniform Commercial Code of the State of Michigan, with respect to the transactions contemplated by this Agreement. Subject to the provisions of the preceding sentence, payments in respect of the indemnification provided in this Section 8.2 shall be made promptly as Losses shall be incurred; provided, however, that such payments shall not exceed $4,800,000 in the aggregate.

        8.3 Agreement of Buyer to Indemnify. Buyer shall indemnify each of the Sellers and each of their officers, directors, employees, representatives, agents, shareholders, partners and affiliates (and their respective officers, directors, employees. representatives, agents, shareholders, partners and affiliates) and hold each of them harmless from and against any Losses suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Buyer contained in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant hereto, (ii) any breach of any covenant or agreement of Buyer contained in this Agreement, (iii) any liabilities, obligations, contracts (written or otherwise), debts, expenses or costs of Buyer of any kind or nature under the Assumed Liabilities or (iv) any federal, state, local, foreign or other taxes of Buyer or with respect to any of the Assets that are due and payable following the Closing Date or with respect to any period or portion thereof ending after the Closing Date. Subject to the provisions of the preceding sentence, payments in respect of the indemnification provided in this Section 8.3 shall be made promptly as Losses shall be incurred.

        If Buyer fails to perform its obligations under a real property lease assumed by Buyer hereunder thereby causing Sellers to make payment or have other obligations under such lease, and if Buyer is unable to indemnify Sellers therefor pursuant to this Section 8.3, then Buyer shall, at the written request of Sellers, assign all of its rights in and to such leased property to Seller. Buyer also shall assign to Seller, subject to the consent of Arby's, Inc., all rights under the Arby's

License Agreement for such Restaurant. In the event that Sellers are not made whole by the assignments contemplated by this paragraph, Buyer shall remain liable to Sellers under this Section 8.3 until such time as Sellers are fully compensated.

        8.4 Remedies Cumulative. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

                                    ARTICLE 9
                                   TERMINATION

        9.1 Termination. The respective obligations of Sellers and Buyer to consummate the transactions contemplated by this Agreement may be terminated as follows:

               (a) by mutual written agreement of Buyer and Sellers;

               (b) by Buyer, if the condition to Closing set forth in Section
6.6 hereof has not been satisfied on or prior to March 16, 1998; or

               (c) by Buyer or Sellers if the Closing shall not have occurred on or before April 24, 1998; provided, however, that the party exercising the termination right provided in this paragraph (c) shall not have negligently, intentionally or willfully caused the failure of any conditions to Closing set forth in Articles 6 or 7 hereof to be satisfied prior to such date.

        9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any of their respective officers or directors), except (i) based upon obligations set forth in Section 10.2 hereof and (ii) to the extent that failure to satisfy the conditions of Articles 6 and 7 hereof results from the grossly negligent, intentional or willful breach, violation or non-compliance by any party hereto of any covenant, agreement, obligation, representation or warranty contained in this Agreement or any other agreement referred to herein.

                                   ARTICLE 10
                                  MISCELLANEOUS

        10.1 Notices. All notices. requests. demands and other communications hereunder shall be in writing and shall be delivered personally, sent by certified mail, postage prepaid, return receipt requested, overnight courier, or sent by telecopier or other electronic facsimile transmission, as elected by the party giving such notice:

               (a)    if to Buyer:
                      Sybra, Inc.
                      8300 Dunwoody Place
                      Suite 300
                      Atlanta, Georgia 30350
                      Attn.: James R. Arabia
                      with a copy to:
                      Pryor, Cashman, Sherman and Flynn
                      410 Park Avenue
                      10th Floor
                      New York, New York 10022
                      Attn.: Robert H. Drechsler, Esq.

               (b)    if to Sellers:
                      Wolverine Properties, G.P.
                      Wolverine Food Systems, Inc.
                      211 North First Street
                      Suite 200
                      Brighton, Michigan 48116
                      Attn.: Robert C. Ressler
                             Thomas J. Price

                      with a copy to:
                      Farhat, Tyler & Associates, P.C.
                      1400 Abbott Road
                      Suite 440
                      East Lansing, Michigan 48883
                      Attn.: Gary L. Tyler, Esq.

Any such notice or other communication will be deemed to have been received upon actual receipt if personally delivered, one (1) business day following transmission if sent by facsimile and appropriate confirmation is received or if sent by overnight courier, or three (3) business days following mailing. Any party hereto may change its address or facsimile number specified above by giving written notice to the other party hereto in the same manner as specified in this Section 10.1.

        10.2 Expenses. Except as otherwise expressly provided herein, each party shall pay all of its own expenses incidental to the negotiation and preparation of the documentation relating to this Agreement, as well as for entering into and carrying out the terms and conditions of this Agreement and consummating the transactions contemplated by this Agreement, irrespective of whether such transactions shall actually be consummated.

        10.3 Entire Agreement. This Agreement, including the schedules and annexes attached hereto, contains the entire understanding of the parties hereto in respect of its subject matter. There are no other restrictions, promises, warranties, covenants or understandings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties hereto.

        10.4 Amendments; Waiver. This Agreement may not be amended, supplemented, canceled or discharged except by a written instrument executed by the parties hereto. No failure to exercise and no delay in exercising any right, power or privilege hereunder shall operate as a waiver hereto, nor shall any single or partial exercise of any right power or privilege hereunder preclude the exercise of any other right power or privilege (hereunder or otherwise). No waiver of any breach of any agreement hereunder or any other agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other agreement. No extension of time of performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or in equity, that either party may have against the other.

        10.5 Further Assurances. From time to time, at the request of any party hereto and without further consideration, the other party or parties shall execute and deliver to such requesting party such documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby, including, without limitation, vesting in Buyer good, valid and marketable title to the Restaurants and Assets being transferred hereunder.

        10.6 Severability. Any provision of this Agreement or any of the agreements contemplated hereby that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.7 Headings. The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience and identification only and do not constitute a part of this Agreement for purposes of interpretation.

        10.8 Assignment. No party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party hereto. Whenever this Agreement refers to the Buyer or the Sellers, such reference will be deemed to include the permitted successors and assigns of such party. The terms and conditions of this Agreement, the obligations imposed and the rights conferred hereby will be binding upon and inure to the benefit of the respective permitted successors and assigns of the parties hereto.

        10.9 Attorneys' Fees. In the event of any action at law or in equity with respect to this Agreement or any schedule, annex or other instrument or agreement required hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys' fees and all other costs and expenses of such action or suit.

        10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Agreement.

        10.11 Governing Law. This Agreement will be construed and interpreted according to the laws of the State of Michigan, without regard to conflict of laws provisions thereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                         SYBRA, INC.

                                          By: /s/ James R. Arabia
                                              -------------------
                                          Name: James R. Arabia
                                          Title: President



                                          WOLVERINE PROPERTIES, G.P.

                                          By: /s/ Robert C. Ressler
                                              ---------------------
                                          Name: Robert C. Ressler
                                          Title: General Partner

                                          By: /s/ Thomas J. Price
                                              --------------------
                                          Name: Thomas J. Price
                                          Title: General Partner



                                          WOLVERINE FOOD SYSTEMS, INC.

                                          By: /s/ Robert C. Ressler
                                              ---------------------
                                          Name: Robert C. Ressler
                                          Title: President